Exhibit 99.1

Where Food Comes From, Inc. Reports 2020 Fourth Quarter and Full Year Financial Results

CASTLE ROCK, Colorado – February 18, 2021 – Where Food Comes From, Inc. (WFCF) (OTCQB: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced its 2020 fourth quarter and full year financial results.

“Overall, we are very pleased with our financial results for 2020 considering the widespread impact COVID-19 restrictions had on our ability to gain access to a large number of customer sites,” said John Saunders, chairman and CEO. “Despite the resultant reduction in audit activity for pork, poultry, dairy and egg customers, our revenue declined only slightly year over year. We attribute this to our growing solutions portfolio that generates multiple revenue streams, and to continued growth of our new BeefCARE™ sustainability program. And thanks to our lean operating model and committed team members who embraced pandemic-driven process changes we implemented early in the year, we posted record net income of $1.4 million, or $0.22 per diluted share, for the full year. We generated $2.5 million in cash from operations and grew our working capital to $4.4 million from $3.1 million year over year. We also accelerated our share buyback program in 2020, using $1,037,000 of internally generated cash to retire 132,000 shares of stock.

“We entered 2021 with a strong balance sheet, a growing customer base and a high degree of confidence in our ability to extend our profitable growth trajectory over the long term,” Saunders added. “Although we expect COVID-19 headwinds to persist at least through the second quarter of 2021 – specifically, more delayed audits for many of our non-beef protein customers – we anticipate a continuation of the positive macro trends around sustainability, food quality and transparency that are driving the growth of our industry. Our solutions are at the forefront of many of these trends and we are continually adding new standards and expanding food group coverage to help food producers, processors and retailers across the spectrum give consumers the confidence they are looking for in the foods they purchase.”

Full Year Results – 2020 vs. 2019

Total revenue for the year ended December 31, 2020, decreased 3% to $20.1 million from $20.8 million in the prior year. The decline was due to lower audit activity for poultry, pork, dairy and egg customers due to COVID-19 restrictions, which was nearly offset by increased revenue from beef-related audits and associated tag sales.

Revenue mix included:

●	Verification and certification services, down 8% to $14.3 million from $15.6 million.
●	Product revenue, up 17% to $3.9 million from $3.3 million.
●	Software license, maintenance, and support (excluding intercompany sales), down 19% to $0.9 million from $1.1 million due to customer budget delays for planned software enhancements due to COVID-19 concerns.
●	Software-related consulting services (excluding intercompany sales), up 30% to $1.1 million from $0.8 million due primarily to the acquisition of Postelsia during 2020.

Gross profit for the year decreased 2% to $8.9 million from $9.1 million. Gross margin increased to 44.5% from 43.7%.

Selling, general and administrative expense decreased 4% year over year to $7.2 million from $7.5 million.

Operating income increased 9% year over year to $1.7 million from $1.6 million.

Net income attributable to Where Food Comes From, Inc. increased 3% year over year to $1.4 million, or $0.22 per diluted share, from $1.3 million, or $0.22 per diluted share, in the prior year.

Adjusted EBITDA declined to $3.0 million from $3.3 million last year.

The Company generated $2.5 million in net cash from operations in 2020, down from $2.9 million last year.

The cash, cash equivalents and short-term investments balance on December 31, 2020, increased 51% to $4.4 million from $2.9 million at 2019 year-end. The Company had $4.4 million in working capital on December 31, 2020, up 39% from $3.1 million at 2019 year-end.

Fourth Quarter Results – 2020 vs. 2019

Revenue in the fourth quarter ended December 31, 2020, was down slightly year-over-year to $5.6 million from $5.7 million. Again, the decline reflected a significant decrease in non-beef protein audit revenue partially offset but an increase in beef-related revenue.

Revenue mix included:

●	Verification and certification services, down 5% to $4.0 million from $4.3 million.
●	Product revenue, up 4% to $976,000 from $938,000.

●	Software license, maintenance, and support (excluding intercompany sales), down slightly to $242,000 from $245,000.
●	Software-related consulting services (excluding intercompany sales), up 12% to $297,000 from $266,000.

Gross profit in the fourth quarter was $2.5 million compared to $2.7 million in 2019. Gross margin decreased to 44.3% from 48.0%.

Selling, general and administrative expense decreased 3% in the fourth quarter to $1.8 million from $1.9 million in the same quarter last year.

Operating income decreased to $616,000 from $836,000 in the same quarter last year.

Net income attributable to Where Food Comes From, Inc. was $545,000, or $0.09 per diluted share, compared to net income of $586,000, or $0.09 per diluted share, in the same quarter last year.

Adjusted EBITDA in the fourth quarter decreased 27% to $1.0 million from $1.3 million in the same quarter last year.

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13712011

Phone replay:

A telephone replay of the conference call will be available through March 4, 2021, as follows:

Domestic Toll Free: 1-877-660-6853

International: 1-201-612-7415

Conference Code: 13712011

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. Through proprietary technology and patented business processes, the Company supports more than 15,000 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, Validus Verification Services, SureHarvest, WFCF Organic (previously known as International Certification Services), Postelsia and Sterling Solutions units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership and demand for, and impact and efficacy of, the Company’s products and services on the marketplace; ability to continue posting positive financial results; expectations for pandemic headwinds to subside; expectations for continued profitable growth and a continuation of macro trends that are driving industry growth; ability to continue adding new standards and food group coverage; and potential continuation of the share buyback program are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results for 2020 are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-880-9000

Where Food Comes From, Inc.

Statements of Income

	Three months ended December 31,		Year ended December 31,
(Amounts in thousands, except per share amounts)	2020	2019	2020	2019
Revenues:
Verification and certification service revenue	$4,036	$4,250	$14,254	$15,564
Product sales	976	938	3,859	3,300
Software license, maintenance and support services revenue	242	245	867	1,067
Software-related consulting service revenue	297	266	1,096	843
Total revenues	5,551	5,699	20,076	20,774
Costs of revenues:
Costs of verification and certification services	2,124	2,112	7,407	8,444
Costs of products	639	611	2,508	2,149
Costs of software license, maintenance and support services	127	146	520	615
Costs of software-related consulting services	205	92	713	487
Total costs of revenues	3,095	2,961	11,148	11,695
Gross profit	2,456	2,738	8,928	9,079
Selling, general and administrative expenses	1,840	1,902	7,241	7,527
Income from operations	616	836	1,687	1,552
Other expense (income):
Dividend income from Progressive Beef	(60)	(30)	(150)	(120)
Impairment of goodwill	-	198	-	198
Other income, net	(1)	(1)	(7)	(10)
Loss / (Gain) on foreign currency exchange	1	-	2	-
Gain on sale of assets	1	(8)	(18)	(9)
Interest expense	4	1	13	10
Income before income taxes	671	676	1,847	1,483
Income tax expense	126	230	462	460
Net income	545	446	1,385	1,023
Net loss attributable to non-controlling interest	-	140	-	322
Net income attributable to Where Food Comes From, Inc.	$545	$586	$1,385	$1,345

Per share - net income attributable to Where Food Comes From, Inc.:
Basic	$0.09	$0.10	$0.23	$0.22
Diluted	$0.09	$0.09	$0.22	$0.22
* less than $0.01 per share
Weighted average number of common shares outstanding:
Basic	6,118	6,191	6,118	6,213
Diluted	6,232	6,231	6,221	6,257

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three months ended December 31,		Year ended December 31,
(Amounts in thousands)	2020	2019	2020	2019

Net income attributable to Where Food Comes From, Inc.	$545	$586	$1,385	$1,345
Adjustments to EBITDA:
Interest expense	4	1	13	10
Income tax expense	126	230	462	460
Depreciation and amortization	263	295	997	1,097
EBITDA*	938	1,112	2,857	2,912
Adjustments:
Impairment of Goodwill	-	198	-	198
Stock-based compensation	41	33	121	162
Cost of acquisitions	-	-	15	-
ADJUSTED EBITDA*	$979	$1,343	$2,993	$3,272

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of the Company’s financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.

Balance Sheets

	December 31,	December 31,
(Amounts in thousands, except per share amounts)	2020	2019
Assets
Current assets:
Cash and cash equivalents	$4,374	$2,638
Accounts receivable, net of allowance	2,508	2,515
Short-term investments in certificates of deposit	-	258
Prepaid expenses and other current assets	592	450
Total current assets	7,474	5,861
Property and equipment, net	1,616	1,545
Operating lease right-of-use assets	3,030	3,268
Investment in Progressive Beef	991	991
Intangible and other assets, net	2,948	3,248
Goodwill, net	2,946	2,946
Deferred tax assets, net	443	378
Total assets	$19,448	$18,237

Liabilities and Equity
Current liabilities:
Accounts payable	$649	$1,023
Accrued expenses and other current liabilities	599	674
Deferred revenue	1,132	797
Current portion of long term debt	463	-
Current portion of finance lease obligations	13	8
Current portion of operating lease obligations	268	239
Total current liabilities	3,124	2,741
Long term debt, net of current portion	572	-
Finance lease obligations, net of current portion	31	21
Operating lease obligation, net of current portion	3,257	3,526
Total liabilities	6,984	6,288

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value; 5,000 shares authorized;
none issued or outstanding	-	-
Common stock, $0.001 par value; 95,000 shares authorized;
6,479 (2020) and 6,451 (2019) shares issued, and 6,118 (2020) and 6,245 (2019) shares outstanding	6	6
Additional paid-in-capital	11,612	11,445
Treasury stock of 338 (2020) and 206 (2019) shares	(2,702)	(1,665)
Retained earnings	3,548	2,163
Total equity	12,464	11,949
Total liabilities and stockholders’ equity	$19,448	$18,237